                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) January 27, 1998
                                                 -------------------------------


                             SILVERADO FOODS, INC.
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             (Exact name of registrant as specified in its charter)



Oklahoma                            1-13260                  73-1369218
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(State or other                     (Commission File         (I.R.S. Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


6846 South Canton, Suite 110, Tulsa, Oklahoma               74136
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code     (918) 496-2400
                                                  -------------------------

                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial statements of business acquired.

             Not applicable

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             The following is a list of all exhibits filed as a part of this Form 8-K.


             4.1 Form of Offshore Securities Subscription Agreement
             ---

             4.2 Form of 8.0% Convertible Debenture Agreement due December 31,
             ---
                 1999


Item 9.  Sales of Equity Securities Pursuant to Regulation S
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             On January 31, 1998, the Company issued its 8.0% Convertible
         Debentures due December 31, 1999 (the "Debentures"), in the aggregate original principal amount of $200,000. The Debentures were issued at face value in offshore transactions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The purchasers were accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended). In connection with the sale of the Debentures, the Company paid placement fees of $24,000 to Select Capital Advisors, Inc., of Miami Florida and $12,500 to South Beach Financial Corporation. The Company is also obligated to issue to Select Capital Advisors, Inc. stock purchase warrants for the purchase of 20,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"). The warrants are exercisable at $0.60 per share.

             The Debentures are convertible at any time commencing 45 days after issuance, into shares of he Company's Common Stock at a conversion price for each share of Common Stock equal to the lower of (a) 75% of the closing bid price of the Common Stock for the five trading days immediately preceding the conversion date as reported by the American Stock Exchange, or (b) 75% of the closing bid price of the Common Stock for the five business days immediately preceding the date of subscription by the holder as reported by the American Stock Exchange (the "Conversion Price"). Assuming that the market price of the Common Stock at the time of conversion is not less than the market price at the time of subscription, based on a conversion price of $0.375 per share, the Debentures would be convertible into 533,333 shares of Common Stock. In the event the conversion price is such that it would result in an issuance of 20% or more of the issued and outstanding Common Stock of the Company, the Company may redeem a sufficient portion of the Debentures so that such conversion would result in an issuance of less than 20% of the Company's issued and outstanding Common Stock. The Common Stock issuable on the conversion of the Debentures (if not otherwise tradable without restriction) is subject to certain registration rights between the Company and the purchasers of the Debentures.
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             The Debentures are due on December 31, 1998, and bear interest at the rate of 8% per annum. Interest on the Debentures is payable quarterly in cash or Common Stock at the option of the Company at the conversion price.



                                   SIGNATURES
                                   ----------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SILVERADO FOODS, INC.



                                   By: /s/ Dorvin D. Lively
                                      ---------------------
                                      Dorvin D. Lively
                                      Vice President and Chief Financial Officer



Date:  February 11, 1998
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                                 EXHIBIT INDEX
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Exhibit No.      Description of Exhibit
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4.1              Form of Offshore Securities Subscription Agreement
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4.2              Form of 8.0% Convertible Debenture due December 31, 1999
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